Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo / Caroline Gentile
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS CAPITAL REPORTS RECORD FOURTH QUARTER NET INCOME OF $281.0 MILLION AND RECORD FULL YEAR NET INCOME OF $925.8 MILLION

Pembroke, Bermuda, February 5, 2007 — AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders of $925.8 million, or $5.63 per diluted common share for the year ended December 31, 2006, compared with net income of $90.1 million, or $0.57 per diluted common share, for the year ended December 31, 2005.  Net income available to common shareholders for the fourth quarter of 2006 was $281.0 million, or $1.69 per diluted share, compared with net income of $233.5 million, or $1.47 per diluted share, for the corresponding period in 2005.  Prior year results were significantly impacted by losses incurred from Hurricanes Katrina, Rita and Wilma (“KRW”).

Operating income for 2006 was $949.8 million, or $5.78 per diluted share, compared with $105.2 million, or $0.67 per diluted common share for 2005.  This same item excluding foreign exchange gains (losses), net of tax, for 2006 was $919.0 million, or $5.59 per diluted common share, compared with $157.6 million, or $1.00 per diluted common share, for 2005.

Operating income for the fourth quarter of 2006 was $284.3 million, or $1.71 per diluted share, compared with $243.6 million, or $1.54 per diluted common share, for the same period in 2005.  This same item excluding foreign exchange gains (losses), net of tax, for the fourth quarter of 2006 was $277.7 million, or $1.67 per diluted common share, compared with $245.2 million, or $1.54 per diluted common share, for the same period in 2005.

Operating income and operating income excluding foreign exchange gains (losses), net of tax, are non-GAAP financial measures. Reconciliations of these measures to net income are presented at the end of this release.

Operating highlights for the year ended December 31, 2006 included the following:

•        Gross premiums written increased by 6.3% to $3,609.0 million;

•        Net premiums written increased by 12.4% to $2,989.2 million;

•        Net premiums earned increased by 5.5% to $2,694.3 million;

•        Combined ratio of 77.3% included strong accident year results and net favorable prior period reserve development of 8.0 percentage points;

•        Pre-tax net investment income increased by 58.6% to $407.1 million;

•        Return on average common shareholders’ equity was 26.7%; and

•        Diluted book value per common share increased by 25.2% to $24.02.

Commenting on the 2006 financial results, John Charman, Chief Executive Officer and President of AXIS Capital, stated: “I am pleased to announce record earnings for AXIS Capital for 2006 resulting in an increase in diluted book value per common share of 25%.  All of us at AXIS are committed to producing market-leading profitability and we will continue to develop our high-quality diverse global underwriting portfolio through 2007.  Absent major catastrophic events, we expect 2007 results to be very positive and to continue to produce meaningful book value growth in line with our overall performance since inception.”

Operating Results

Gross premiums written for 2006 increased by $215.2 million, or 6.3%, from 2005 and were derived 57.4% from our insurance segment and 42.6% from our reinsurance segment compared to 55.2% and 44.8%, respectively, for 2005. The increase was largely due to additional premiums written in our insurance segment. Our combined ratio decreased to 77.3% in 2006 from 101.8% in 2005.  The combined ratio in 2005 included net losses incurred from KRW of 39.9 percentage points. We experienced favorable prior period reserve development from short tail lines of business of 8.0 percentage points in 2006 compared to 15.0 percentage points in 2005.

In the fourth quarter of 2006, gross premiums written increased by 12.7% compared to the same period in 2005 and were derived 77.1% from our insurance segment and 22.9% from our reinsurance segment compared to 74.6% and 25.4%, respectively, for the same period in 2005. The increase was largely attributable to new political risk business written in our global insurance operations. Our combined ratio was 73.7% for the fourth quarter of 2006 compared to 73.2% in the same period of 2005. The combined ratio in the fourth quarter of 2005 included net losses incurred from Hurricane Wilma of 25.1 percentage points.  We experienced favorable prior period reserve development from short tail lines of business of 5.0 percentage points in the fourth quarter of 2006 compared to 21.3 percentage points in the same period of 2005.

Insurance Segment

For 2006, our insurance segment reported gross premiums written of $2,070.5 million and net premiums written of $1,460.4 million, up 10.4% and 25.1%, respectively from 2005.  The growth was largely driven by significant improvement in pricing of catastrophe-exposed property and marine lines and also additional professional lines and political risk business. In addition, the percentage of premiums ceded decreased to 29.5% from 37.7% in 2005.  Prior year ceded premiums included significant reinstatement premiums incurred following our utilization of reinsurance protections on KRW. Excluding the impact of these reinstatement premiums our net premiums written increased by 14.8%.

For the fourth quarter of 2006, our insurance segment reported gross premiums written of $550.7 million and net premiums written of $406.6 million, up 16.6% and 27.0%, respectively from the same period in 2005.  The growth was largely driven by new political risk business in our global insurance operations.

Our insurance segment reported a combined ratio of 72.3% for 2006 compared to 93.2% for 2005.  The prior year’s combined ratio included net losses incurred from KRW of 33.8 percentage points.  We experienced favorable prior period reserve development from short tail lines of business of 12.8 percentage points compared to 22.3 percentage points in 2005.

For the fourth quarter of 2006, our insurance segment reported a combined ratio of 71.4% compared to 71.9% in the same period of 2005. The combined ratio in the fourth quarter of 2005 included net losses incurred from Hurricane Wilma of 22.3 percentage points.  In the fourth quarter of 2006, we experienced favorable reserve development of 4.7 percentage points compared to 30.4 percentage points in the fourth quarter of 2005.

Reinsurance Segment

Our reinsurance segment reported gross premiums written for 2006 of $1,538.6 million, up 1.3% from 2005, and $163.3 million for the fourth quarter of 2006, up 1.4% from the same period in 2005. The fourth quarter is not a significant renewal period for our reinsurance segment.  Gross premiums written in 2005 included significant reinstatement premiums following KRW.  Excluding these reinstatement premiums, gross premiums written in our reinsurance segment increased by 7.5% in 2006 as compared to 2005. The increase was driven by growth in our U.S casualty and professional liability reinsurance lines as well as new engineering business in Europe.

Our reinsurance segment reported a combined ratio of 77.6% for 2006 compared to 106.2% for 2005.  The prior year’s combined ratio included net losses incurred from KRW of 45.4 percentage points. We experienced favorable prior period reserve development from short tail lines of business of 3.5 percentage points in 2006 compared to 8.4 percentage points in 2005.

For the fourth quarter of 2006, our reinsurance segment reported a combined ratio of 71.4% compared to 69.5% in the same period of 2005. The combined ratio in the fourth quarter of 2005 included net losses incurred from Hurricane Wilma of 27.4 percentage points.  We experienced favorable prior period reserve development from short tail lines of business of 5.3 percentage points in the fourth quarter of 2006 compared to 13.6 percentage points in the same period of 2005.

Investments

Pre-tax net investment income for the year ended December 31, 2006 was $407.1 million, an increase of 58.6%, or $150.4 million, from the year ended December 31, 2005.  This increase principally reflects the impact of higher investment balances and average investment yields, and includes an additional $29.3 million in net investment income from our alternative investment portfolio (“other investments”).  We experienced $25.7 million of net realized losses, compared to $16.9 million for the year ended December 31, 2005.

Pre-tax net investment income for the fourth quarter of 2006 was $123.1 million, an increase of 55.9%, or $44.1 million, from the same period in 2005.  This increase principally reflects the impact of higher investment balances and average investment yields, and includes an additional $17.6 million in net investment income from our other investments.  We experienced $3.3 million of net realized losses, compared to $10.9 million in the fourth quarter of 2005.

Capitalization / Shareholders’ Equity

Total capitalization at December 31, 2006 was $4.9 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $4.0 billion at December 31, 2005.

At December 31, 2006, diluted book value per common share was $24.02 and book value per common share was $26.09, compared to $19.19 and $20.24 respectively, at December 31, 2005. Diluted book value per share is a non-GAAP financial measure.  A reconciliation of this measure to book value per share is presented at the end of this release.

Conference Call

We will host a conference call on Tuesday February 6th, 2007 at 8:00 AM (Eastern) to discuss the fourth quarter, year end financial results and related matters. The teleconference can be accessed by dialing (866) 314-5050 (U.S callers) or (617) 213-8051 (international callers) and entering pass code 18187561 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will be available via the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2006 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2006 of $4.4 billion and locations in Bermuda, the United States, Europe and Singapore.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s.  For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As at December 31, 2006 and  2005

(Expressed in thousands of U.S. dollars)

	2006	2005
Assets
Investments:
Fixed maturity investments available for sale, at fair value	$6,532,723	$6,012,425
Other investments, at fair value	1,130,664	409,504
Total investments	7,663,387	6,421,929
Cash and cash equivalents	1,989,287	1,280,990
Accrued interest receivable	76,967	59,784
Insurance and reinsurance balances receivable	1,125,822	1,026,975
Reinsurance recoverable balances	1,293,660	1,455,248
Reinsurance recoverable on paid losses	65,494	62,862
Deferred acquisition costs	251,799	196,388
Prepaid reinsurance premiums	241,821	281,579
Goodwill and intangible assets	29,041	37,013
Securities lending collateral	794,149	998,349
Other assets	133,860	104,859
Total Assets	$13,665,287	$11,925,976
Liabilities
Reserve for losses and loss expenses	$5,015,113	$4,743,338
Unearned premiums	2,015,556	1,760,467
Insurance and reinsurance balances payable	294,374	314,232
Securities lending payable	791,744	995,287
Liability under repurchase agreement	400,000	—
Net payable for investments purchased	62,185	76
Other liabilities	174,524	101,179
Debt	499,144	499,046
Total Liabilities	$9,252,640	$8,413,625
Shareholders’ Equity
Series A preferred shares	$125	$125
Series B preferred shares	31	31
Common shares	1,875	1,861
Additional paid-in capital	2,429,250	2,386,200
Accumulated other comprehensive loss	(44,638)	(77,798)
Retained earnings	2,026,004	1,201,932
Total Shareholders’ Equity	4,412,647	3,512,351
Total Liabilities & Shareholders’ Equity	$13,665,287	$11,925,976

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the quarters and years ended December 31, 2006 and 2005

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarter ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Gross premiums written	$714,006	$633,322	$3,609,036	$3,393,885
Premiums ceded	(143,800)	(169,917)	(619,857)	(734,896)
Change in unearned premiums	118,591	223,461	(294,909)	(105,306)
Net premiums earned	688,797	686,866	2,694,270	2,553,683

Net investment income	123,082	78,938	407,100	256,712
Net realized investment losses	(3,274)	(10,915)	(25,702)	(16,912)
Other insurance related income (loss)	1,027	198	2,893	(5,085)
Total revenues	809,632	755,087	3,078,561	2,788,398

Expenses
Net losses and loss expenses	329,257	348,716	1,425,855	2,051,129
Acquisition costs	91,808	96,175	386,959	337,383
General and administrative expenses	86,858	57,507	268,396	212,842
Foreign exchange losses (gains)	(7,078)	1,719	(32,505)	54,090
Interest expense	8,315	8,191	32,954	32,447
Total expenses	509,160	512,308	2,081,659	2,687,891

Income before income taxes	300,472	242,779	996,902	100,507
Income tax expense	(10,302)	(4,908)	(33,842)	(6,067)
Net income	290,170	237,871	963,060	94,440
Preferred share dividends	(9,212)	(4,379)	(37,295)	(4,379)

Net income available to common shareholders	$280,958	$233,492	$925,765	$90,061

Weighted average common shares and common share equivalents — basic	150,006,396	144,750,783	149,744,615	143,225,774

Weighted average common shares and common share equivalents — diluted	165,986,272	159,123,364	164,394,048	157,523,952

Net income per share — basic	$1.87	$1.61	$6.18	$0.63
		1
Net income per share — diluted	$1.69	$1.47	$5.63	$0.57

Key Ratios
Loss ratio	47.8%	50.8%	52.9%	80.3%
Expense ratio	25.9%	22.4%	24.4%	21.5%
Combined ratio	73.7%	73.2%	77.3%	101.8%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Quarter ended December 31, 2006
($ in thousands)

	Global	U.S.	Total
	Insurance	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$257,868	$292,828	$550,696	$163,310	$714,006
Net premiums written	245,849	160,756	406,605	163,601	570,206
Net premiums earned	191,397	140,378	331,775	357,022	688,797
Other insurance related income	—	284	284	743	1,027
Net losses and loss expenses	(84,432)	(66,017)	(150,449)	(178,808)	(329,257)
Acquisition costs	(24,167)	(10,829)	(34,996)	(56,812)	(91,808)
General and administrative expenses	(16,384)	(35,463)	(51,847)	(19,281)	(71,128)
Underwriting income	$66,414	$28,353	$94,767	$102,864	197,631
Corporate:
Corporate expenses					(15,730)

Net investment income					123,082
Net realized investment losses					(3,274)
Foreign exchange gains					7,078
Interest expense					(8,315)
Income before income taxes					$300,472

Net loss and loss expense ratio	44.1%	47.0%	45.3%	50.1%	47.8%
Acquisition cost ratio	12.6%	7.7%	10.5%	15.9%	13.3%
General and administrative expense ratio	8.6%	25.3%	15.6%	5.4%	12.6%
Combined ratio	65.3%	80.0%	71.4%	71.4%	73.7%

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

Quarter ended December 31, 2005

($ in thousands)

	Global	U.S.	Total
	Insurance	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$189,647	$282,556	$472,203	$161,119	$633,322
Net premiums written	168,455	151,673	320,128	143,277	463,405
Net premiums earned	185,081	131,538	316,619	370,247	686,866
Other insurance related income	—	198	198	—	198
Net losses and loss expenses	(40,709)	(117,264)	(157,973)	(190,743)	(348,716)
Acquisition costs	(25,078)	(16,075)	(41,153)	(55,022)	(96,175)
General and administrative expenses	(8,271)	(20,105)	(28,376)	(11,592)	(39,968)
Underwriting income (loss)	$111,023	$(21,708)	$89,315	$112,890	202,205
Corporate:
Corporate expenses					(17,539)
Net investment income					78,938
Net realized investment losses					(10,915)
Foreign exchange losses					(1,719)
Interest expense					(8,191)
Income before income taxes					$242,779

Net loss and loss expense ratio	22.0%	89.1%	49.9%	51.5%	50.8%
Acquisition cost ratio	13.5%	12.2%	13.0%	14.9%	14.0%
General and administrative expense ratio	4.5%	15.3%	9.0%	3.1%	8.4%
Combined ratio	40.0%	116.6%	71.9%	69.5%	73.2%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Year ended December 31, 2006
($ in thousands)

	Global	U.S.	Total
	Insurance	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$958,251	$1,112,216	$2,070,467	$1,538,569	$3,609,036
Net premiums written	850,533	609,866	1,460,399	1,528,780	2,989,179
Net premiums earned	746,393	559,367	1,305,760	1,388,510	2,694,270
Other insurance related income	—	1,758	1,758	1,135	2,893
Net losses and loss expenses	(331,778)	(304,906)	(636,684)	(789,171)	(1,425,855)
Acquisition costs	(102,673)	(49,329)	(152,002)	(234,957)	(386,959)
General and administrative expenses	(49,058)	(106,858)	(155,916)	(53,658)	(209,574)
Underwriting income	$262,884	$100,032	$362,916	$311,859	674,775
Corporate:
Corporate expenses					(58,822)
Net investment income					407,100
Net realized investment losses					(25,702)
Foreign exchange gains					32,505
Interest expense					(32,954)
Income before income taxes					$996,902

Net loss and loss expense ratio	44.5%	54.5%	48.8%	56.8%	52.9%
Acquisition cost ratio	13.8%	8.8%	11.6%	16.9%	14.4%
General and administrative expense ratio	6.6%	19.1%	11.9%	3.9%	10.0%
Combined ratio	64.9%	82.4%	72.3%	77.6%	77.3%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Year ended December 31, 2005
($ in thousands)

	Global	U.S.	Total
	Insurance	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$861,098	$1,013,919	$1,875,017	$1,518,868	$3,393,885
Net premiums written	649,703	518,064	1,167,767	1,491,222	2,658,989
Net premiums earned	748,015	453,534	1,201,549	1,352,134	2,553,683
Other insurance related (loss) income	(5,865)	780	(5,085)	—	(5,085)
Net losses and loss expenses	(492,667)	(390,140)	(882,807)	(1,168,322)	(2,051,129)
Acquisition costs	(97,908)	(21,092)	(119,000)	(218,383)	(337,383)
General and administrative expenses	(36,794)	(80,909)	(117,703)	(48,410)	(166,113)
Underwriting income (loss)	$114,781	$(37,827)	$76,954	$(82,981)	(6,027)
Corporate:
Corporate expenses					(46,729)
Net investment income					256,712
Net realized investment losses					(16,912)
Foreign exchange losses					(54,090)
Interest expense					(32,447)
Income before income taxes					$100,507

Net loss and loss expense ratio	65.9%	86.0%	73.5%	86.4%	80.3%
Acquisition cost ratio	13.1%	4.7%	9.9%	16.2%	13.2%
General and administrative expense ratio	4.9%	17.8%	9.8%	3.6%	8.3%
Combined ratio	83.9%	108.5%	93.2%	106.2%	101.8%

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws.  Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented “operating income” which represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments, “operating income, excluding the after tax impact of foreign exchange gains/losses” and “diluted book value per common share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
OPERATING INCOME
For the Quarters and Years ended December 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income avaliable to common shareholders	$280,958	$233,492	925,765	$90,061

Adjustment for net realized investment losses	3,274	10,915	25,702	16,912
Adjustment for associated tax impact of net realized losses on investments	99	(775)	(1,625)	(1,813)

Operating income	$284,331	$243,632	$949,842	$105,160

Net income per share - diluted	$1.69	$1.47	$5.63	$0.57

Adjustment for net realized investment losses	0.02	0.07	0.16	0.11
Adjustment for associated tax impact of net realized losses on investments	—	—	(0.01)	(0.01)

Operating income per share - diluted	$1.71	$1.54	$5.78	$0.67

Weighted average common shares and common share equivalents - diluted	165,986,272	159,123,364	164,394,048	157,523,952

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
OPERATING INCOME EXCLUDING FOREIGN EXCHANGE (GAINS) LOSSES, NET OF TAX
For the Quarters and Years ended December 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005

Net income avaliable to common shareholders	$280,958	$233,492	925,765	$90,061

Adjustment for net realized investment losses	3,274	10,915	25,702	16,912
Adjustment for foreign exchange losses (gains)	(7,078)	1,719	(32,505)	54,090
Adjustment for associated tax impact	534	(891)	(6)	(3,454)

Operating income excluding foreign exchange gains, net of tax	$277,688	$245,235	$918,956	$157,609

Net income per share - diluted	$1.69	$1.47	$5.63	$0.57

Adjustment for net realized investment losses	0.02	0.07	0.16	0.11
Adjustment for foreign exchange losses (gains)	(0.04)	0.01	(0.20)	0.34
Adjustment for associated tax impact	—	(0.01)	—	(0.02)

Operating income excluding foreign exchange (losses) gains, net of tax, per share - diluted	$1.67	$1.54	$5.59	$1.00

Weighted average common shares and common share equivalents - diluted	165,986,272	159,123,364	164,394,048	157,523,952

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
DILUTED BOOK VALUE PER SHARE
As at December 31, 2006 and 2005
(Expressed in thousands of U.S. dollars, except share and per share amounts)

	2006	2005

Total shareholders’ equity	$4,412,647	$3,512,351
Less: Preferred equity	(500,000)	(500,000)
Common shareholders’ equity	$3,912,647	$3,012,351

Common shares outstanding	149,982,139	148,830,691

Book value per common share	$26.09	$20.24

Diluted book value on an “as if converted basis”

Common shareholders’ equity	$3,912,647	$3,012,351
add in:
proceeds on exercise of options	94,811	117,808
proceeds on exercise of warrants	244,363	244,812

Adjusted shareholders’ equity	4,251,821	3,374,971

As if converted diluted shares outstanding
Common shares outstanding	149,982,139	148,830,691
add in:
vested phantom stock units	45,805	38,068
vesting of restricted stock	2,228,500	1,172,550
exercise of options	5,146,984	6,174,464
exercise of warrants	19,644,253	19,650,509

Diluted common shares outstanding	177,047,681	175,866,282

Diluted book value per common share	$24.02	$19.19